American Funds Money Market Fund

March 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-2E	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0
*Amount less than one thousand
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-2E	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	11,759,649
Class B	37,955
Class C	221,220
Class F1	85,350
Class F2	7,179
Total	12,111,353
Class 529-A	862,015
Class 529-B	7,651
Class 529-C	180,647
Class 529-E	51,743
Class 529-F1	57,925
Class R-1	46,174
Class R-2	992,572
Class R-2E	10
Class R-3	957,416
Class R-4	629,998
Class R-5	318,553
Class R-6	253,339
Total	4,358,043

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F1	$1.00
Class F2	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-2E	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00
Class R-6	$1.00